As filed with the Securities and Exchange Commission on September 21 , 2012
Registration No. 333-183409

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Amendment No. 4
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRUPO FINANCIERO SANTANDER MÉXICO, S.A.B. de C.V.
(Exact Name of Registrant as Specified in Its Charter)

SANTANDER MEXICO FINANCIAL GROUP, S.A.B. de C.V.
(Translation of Registrant’s Name into English)

United Mexican States	6029	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Grupo Financiero Santander México, S.A.B. de C.V. Avenida Prolongación Paseo de la Reforma 500 Colonia Lomas de Santa Fe Delegación Álvaro Obregón 01219 México, D.F. +(52) 55-5257-8000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Banco Santander, S.A. New York Branch 45 E. 53rd Street New York, New York 10022 Attn: James H. Bathon, Chief Legal Officer (212) 350-3500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:
Nicholas A. Kronfeld Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017	Stuart K. Fleischmann Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐  __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ __________

CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(4)
Series B shares in the form of ADSs(1)	1,574,796,278	$2.54	$3,999,982,546	$458,398
(1)
A separate Registration Statement on Form F-6 (File No. 333-183694) was filed on September 4, 2012.  The Registration Statement on Form F-6 relates to the registration of American depositary shares, or ADSs, evidenced by the American depositary receipts, or ADRs, issuable upon deposit of the shares registered hereby. Each ADS represents five Series B shares.

(2)
Includes Series B shares in the form of ADSs that the underwriters have the option to purchase, if any, and ADSs that are to be offered and sold outside the United States, but may be resold in the United States in transactions requiring registration under the Securities Act of 1933, as amended.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form F-1 of Grupo Financiero Santander México, S.A.B. de C.V. is being filed for the purpose of filing Exhibit 1.1 hereto.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither the laws of Mexico nor our bylaws or other constitutive documents provide for indemnification of our directors or officers.  We may purchase and maintain directors’ and officers’ liability insurance covering our directors and executive officers with respect to general civil liability, including liabilities under the Securities Act, which our directors and officers may incur in their capacities as such.

ITEM 7.	RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 8.	EXHIBITS

(a)   The following documents are filed as part of this Registration Statement:

1.1	Form of International Underwriting Agreement.
2.1*
Stock and Assets Purchase Agreement, dated as of December 23, 2010, among General Electric Capital Corporation, GE Capital de México, S. de R.L. de C.V., Global Consumer Leasing, S.A. de C.V., GE Capital Residential Connections Corporation, GE Capital Servicios Administrativos, S.A. de C.V. and Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander.

3.1*	English translation of the bylaws (estatutos) of the Registrant.
4.1*
Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of American depositary receipts issued thereunder evidencing American depositary shares (incorporated by reference to our Registration Statement on Form F-6 (file no. 333-183694) filed with the SEC on September 4, 2012).

5.1*	Opinion of Ritch Mueller, S.C., Mexican legal counsel of the Registrant, as to the validity of the Series B shares.
8.1*	Opinion of Ritch Mueller, S.C., Mexican legal counsel of the Registrant, as to Mexican tax matters (included in Exhibit 5.1).
21.1*	List of subsidiaries of the Registrant.
23.1*	Consent of Galaz, Yamazaki, Ruiz Urquiza, S.C., member firm of Deloitte Touche Tohmatsu Limited
23.2*	Consent of Ritch Mueller, S.C. (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page filed herewith).
99.1*	Form F-1 Registration Statement of Grupo Financiero Santander, S.A.B. de C.V., as confidentially submitted to the U.S. Securities and Exchange Commission on June 8, 2012.
99.2*	Amendment No. 1 to the Form F-1 Registration Statement of Grupo Financiero Santander, S.A.B. de C.V., as confidentially submitted to the U.S. Securities and Exchange Commission on July 26, 2012.
99.3*	Opinion of the General Counsel of Grupo Financiero Santander México, S.A.B. de C.V. furnished pursuant to Instruction 3 to Item 7.B of Form 20-F.

*	Previously filed.

(b)   Financial Statement Schedules

The financial statement schedules are included on pages F-199 to F-202 of this Registration Statement.

PART II

ITEM 9.	UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby also undertakes that:

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement at the time it was declared effective.

For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For the purposes of Item 512(F) of Regulation S-K, the undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

For the purpose of determining any liability under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in México, D.F., Mexico, on September 21, 2012.

GRUPO FINANCIERO SANTANDER MÉXICO, S.A.B. DE C.V.
By:	/s/ Marcos Alejandro Martínez Gavica
	Name:	Marcos Alejandro Martínez Gavica
	Title:	Executive President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on September 21, 2012 in the capacities indicated:

Name	Title
/s/ Marcos Alejandro Martínez Gavica	Executive President and Chief Executive Officer (Principal Executive Officer)
Marcos Alejandro Martínez Gavica

*	Vice President of Administration and Finance (Principal Financial Officer)
Pedro José Moreno Cantalejo

*	Deputy General Director of Intervention and Control Management (Principal Accounting Officer)
Emilio de Eusebio Saiz
*	Chairman
Carlos Gómez y Gómez
*	Director
José Carlos Ávila Benito
*	Independent Director
Joaquín Vargas Guajardo
*	Independent Director
Fernando Ruiz Sahagún
*	Independent Director
Alberto Torrado Martínez

/s/ James H. Bathon	Authorized Representative in the United States
James H. Bathon Authorized Signatory

* By:	/s/ Eduardo Fernández García-Travesí
Attorney-in-Fact

EXHIBIT INDEX

1.1	Form of International Underwriting Agreement.
2.1*
Stock and Assets Purchase Agreement, dated as of December 23, 2010, among General Electric Capital Corporation, GE Capital de México, S. de R.L. de C.V., Global Consumer Leasing, S.A. de C.V., GE Capital Residential Connections Corporation, GE Capital Servicios Administrativos, S.A. de C.V. and Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander.

3.1*	English translation of the bylaws (estatutos) of the Registrant.
4.1*
Form of Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of American depositary receipts issued thereunder evidencing American depositary shares (incorporated by reference to our Registration Statement on Form F-6 (file no. 333-183694) filed with the SEC on September 4, 2012).

5.1*	Opinion of Ritch Mueller, S.C., Mexican legal counsel of the Registrant, as to the validity of the Series B shares.
8.1*	Opinion of Ritch Mueller, S.C., Mexican legal counsel of the Registrant, as to Mexican tax matters (included in Exhibit 5.1).
21.1*	List of subsidiaries of the Registrant.
23.1*	Consent of Galaz, Yamazaki, Ruiz Urquiza, S.C., member firm of Deloitte Touche Tohmatsu Limited
23.2*	Consent of Ritch Mueller, S.C. (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page filed herewith).
99.1*	Form F-1 Registration Statement of Grupo Financiero Santander, S.A.B. de C.V., as confidentially submitted to the U.S. Securities and Exchange Commission on June 8, 2012.
99.2*	Amendment No. 1 to the Form F-1 Registration Statement of Grupo Financiero Santander, S.A.B. de C.V., as confidentially submitted to the U.S. Securities and Exchange Commission on July 26, 2012.
99.3*	Opinion of the General Counsel of Grupo Financiero Santander México, S.A.B. de C.V. furnished pursuant to Instruction 3 to Item 7.B of Form 20-F.

*	Previously filed.